SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 17, 2005

Gables Residential Trust
(Exact name of Registrant as specified in its charter)

Maryland	1-12590	58-2077868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton,  FL  33431
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:
(561) 997-9700

ITEM 8.01 Other Events.

            Gables Residential Trust (the "Company") is updating its financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2004 to reflect the application of the requirements of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to the sale by the Company of an apartment community in March 2005 that requires the results of the operations of this apartment community be retroactively reclassified as discontinued operations in all periods presented.  This reclassification has no effect on the Company's reported net income available to common shareholders in any prior period.

          This Report on Form 8-K updates Items 6, 7, 8 and 15 of the Company's Form 10-K originally filed with the SEC on March 16, 2005 to reflect the apartment community sold during March 2005 as discontinued operations.  This report on Form 8-K speaks as of the original filing date of the Company’s Form 10-K and, except as expressly provided above, has not been updated to reflect events occurring subsequent to the original filing date.

Index to Exhibit 99.1	Page Number
Selected Financial and Operating Information	1
Management's Discussion and Analysis of Financial Condition and Results of Operations	5
Financial Statements	30

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.
23.1	Consent of Independent Registered Public Accounting Firm
99.1

Item 6.  Selected Financial and Operating Information, Item 7.  Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 8.  Financial Statements and Supplementary Data and Item 15.  Exhibits and Financial Statements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2005
Gables Residential Trust
	By:	/s/ Marvin R. Banks, Jr. Name: Marvin R. Banks, Jr. Title: Senior Vice President and Chief Financial Officer